PROSPECTUS SUPPLEMENT                          This Prospectus Supplement
FOR THE PERIOD ENDING                          filed pursuant to Rule 424(b)(3),
OCTOBER 31, 1996 TO                            relates to Registration Statement
PROSPECTUS DATED                               No. 33-43724-02 and the
OCTOBER 8, 1991                                Prospectus dated October 8, 1991



                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 15, 1996

                           DISCOVER CARD TRUST 1991 F
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                          0-19752                   Not Applicable
--------                          -------                   --------------
(State of                         (Commission               (IRS Employer
organization)                     File Number)               Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                                     19720
----------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
          ---------------------------------------------------------
         (Former name or former address, if changed since last report)


                                 Page 1 of  15
                         Index to Exhibits is on page 4





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Item 5. Other Events

On November 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the Due Period of October 1996, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.      Description

21 Monthly Certificateholders' Statement for Discover Card Trust 1991 F related to the Due Period ending October 31, 1996.





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                                   SIGNATURES

                 Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   DISCOVER CARD TRUST 1991 F
                                          (Registrant)

                                   By:   DISCOVER RECEIVABLES FINANCING
                                         GROUP, INC.
                                         as originator of the Trust


                                   By:          Birendra Kumar
                                        --------------------------------
                                         Birendra Kumar
                                         Vice President and Treasurer


Date: November 15, 1996





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                                 EXHIBIT INDEX

Exhibit No.      Description
-----------      -----------

21 Monthly Certificateholders' Statement for Discover Card Trust 1991 F related to the Due Period ending October 31, 1996.